Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-132951 on Form S-8 of our report dated March 22, 2010 appearing in this Annual Report on Form 10-K of Dover Saddlery, Inc. and subsidiaries for the year ended December 31, 2010.
/s/ Caturano and Company, Inc.
Caturano and Company Inc. (formerly Caturano and Company, P.C.)
Boston, Massachusetts
March 31, 2011